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                                                                     EXHIBIT 5.1
                        [COOLEY GODWARD LLP LETTERHEAD]


February 29, 2000
Continuus Software Corporation
108 Pacifica
Irvine, CA 92618

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by CONTINUUS SOFTWARE CORPORATION (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 13,199 shares of the Company's Common Stock, $.001 par value (the "Shares"), issuable upon the exercise of outstanding options issued pursuant to the Pagoda Corporation 1998 Stock Incentive Plan (the "Plan"). Such options were assumed by the Company in connection with the Agreement and Plan of Merger and Reorganization dated January 19, 2000, as amended (the "Merger Agreement"), by and among the Company, Gerbil Acquisition Corp., Pagoda Corporation, and certain representatives of the stockholders of Pagoda.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plan, the form of option agreement, the Merger Agreement, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan and the assumed option agreements, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

COOLEY GODWARD LLP

/S/ D. Bradley Peck
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D. Bradley Peck